EXHIBIT 99.1

                           IN THE CIRCUIT COURT OF THE
                                         SEVENTEENTH JUDICIAL CIRCUIT IN AND
                           FOR BROWARD COUNTY, FLORIDA

                           CASE NO. CACE 99-17314 (07)

ENVIRONMENTAL CONSTRUCTION
PRODUCTS INTERNATIONAL, INC.
a Florida corporation
Plaintiff,

v.

MURRAY  GINSBERG, HENRY
MAX and AUDREY MAX,
Defendants

                                      ORDER

     THIS CAUSE came on to be heard before this Court upon Plaintiff's Motion to Enforce Settlement and to Cancel Shares of Stock, and the Court having heard argument of counsel and after having reviewed same and being fully advised in the premises, it is thereupon

                          ORDERED AND ADJUDGED as follows:

     I . Plaintiff, ENVIRONMENTAL CONSTRUCTION PRODUCTS INTERNATIONAL, INC.'s Motion to Enforce Settlement and to Cancel Shares of Stock is

               hereby granted .

     2. All stock certificates and those shares referenced therein as set forth on attached Exhibit "A" (consisting of four (4) pages) are hereby cancelled.

     3. On or before noon. November 8, 1999, Defendants, MURRAY GINSBERG, HENRY MAX and AUDREY MAX shall deliver to Plaintiff's counsel, Jeffrey A. Sarrow, Esq., 300 South Pine Island Road, Suite 304, Plantation, FL 33324 all of the original stock certificates issued to them prior to the date of this Order by
Ginsite Materials, Inc./ and or ENVIROMENTAL CONSTRUCTION PRODUCTS INTERNATIONAL, INC.

     4. To the extent that any original stock certificates set forth on attached Exhibit "A" are not timely surrendered, the Defendant not surrendering such original certificate shall provide and file a detailed explanation regarding such party's failure and inability to deliver such stock certificate.



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     5. To the extent that any  Defendant  or Ginsite  Insider has  transfeffed.
converted,  pledged,  encumbered or  hypothecated  any Ginsite  Materials,  Inc.
and/or   ENVIRONMENTAL   CONSTRUCTION   PRODUCTS   INTERNATIONAL,   INC.   stock
certificate, such party shall, no later than November 8, 1999, provide counsel for Phtintiff with a detailed statement describing such transaction, the date of
such  transaction,   identifying  by  name  and  address  all  parties  to  such transaction.

     6. This Ordcr shall be without prcjudice to any party with respect to further or additional enforcement of the settlement agreement.

     7. The parties are advised that the failure to abide by the terms and conditions of this Order shall subject the offending party to contempt proceedings.


     DONE AND ORDERED at Broward  County,  Florida,  this 15th day of  November,
1999.


                                  /s/ Judge John A.  Miller
                                  --------------------------------
                                  CIRCUIT COURT JUDGE
                                  JOHN A MILLER


     Copies furnished:
     Jeffrey A. Sarrow, P.A.
     Marvin Pastel, Esq.                        A TRUE COPY